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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-4 (No. 333-          ) with respect to Public
Storage, Inc.'s registration of common stock and in the related Information Statement and Prospectus of Public Storage, Inc. and PS Partners VII, Ltd., a California Limited Partnership and to the incorporation by reference therein of our report dated February 10, 1999, except for Note 10, as to which the date is March 10, 1999, with respect to the consolidated financial statements and schedule of Public Storage, Inc. in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission, and to the use of our reports dated February 10, 1999 with respect to the financial statements of PS Partners VII, Ltd., a California Limited Partnership and SEI/PSPVII Joint Ventures included in the Registration Statement and Information Statement and Prospectus.



                                        /S/ ERNST & YOUNG LLP


Los Angeles, California
September 2, 1999